UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011 (October 24, 2011)

Lightwave Logic, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Ruthar Drive, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On October 24, 2011 Philips W. Smith tendered his resignation as the registrant’s full-time non-executive chair of the board of directors in anticipation of his end of the year retirement. He has agreed to remain as a member of the registrant’s board of directors until the end of the calendar year. A copy of his resignation letter is attached hereto as Exhibit 99.1.

On October 24, 2011 the registrant’s board of directors appointed existing board member Thomas E. Zelibor to the position of non-executive chair of the board of directors and Mr. Zelibor accepted the appointment on that same date. Mr. Zelibor’s term as a member of the board of directors will continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Mr. Zelibor and any other persons pursuant to which he was appointed as the registrant’s non-executive chair of the board of directors. The registrant’s board of directors has not entered into any compensation arrangement with Mr. Zelibor at this time with respect to him serving as non-executive chair of the board of directors.

Mr. Zelibor has served as a director of the registrant since July 2008. Also, Mr. Zelibor presently serves on the registrant’s Operation Committee. Mr. Zelibor has over twenty years of strategic planning and senior leadership experience. Currently, Mr. Zelibor serves as the Chief Executive Officer and President of Zelibor & Associates, LLC, a management consulting firm. From July 2008 to April 2011, Mr. Zelibor served as the Chief Executive Officer and President of Flatirons Solutions Corp., a professional services firm that provides consulting, systems integration, systems & software engineering, and program management expertise to corporate and government clients. Previously, from July 2006 Mr. Zelibor served as the Dean of the College of Operational and Strategic Leadership at the United States Naval War College where he was responsible for the adoption of a corporate approach to leadership development. Prior to that time, Mr. Zelibor served in a number of positions, including as Director of Global Operations, United States Strategic Command; Director, Space, Information Warfare, Command and Control on the Navy staff; Department of the Navy, Deputy Chief Information Officer (CIO), Navy; Commander, Carrier Group Three and Commander, Naval Space Command.

The registrant has not entered into any transactions with Mr. Zelibor that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01

Regulation FD Disclosure

On October 19, 2011, the registrant issued a press release reporting the appointment of Mr. Zelibor as the registrant’s non-executive chair of the board of directors. The full text of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

9.01

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Resignation Letter – Philips W. Smith

99.2

Press release dated October 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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   James S. Marcelli

Dated: October 26, 2011